Exhibit 99.2

Consolidated Financial Statements

Borealis Foods, Inc. and Subsidiaries

Years Ended December 31, 2023 and 2022

with Report of Independent Auditors

Borealis Foods, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2023 and 2022

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Borealis Foods, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Borealis Foods, Inc and Subsidiaries (“the Company”) as of the year-ended December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the substantial amount of debt coming due within the next 12 months and negative cash flow position along with other conditions as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2022.

/s/ Berkowitz Pollack Brant

West Palm Beach, FL

April 15, 2024

Borealis Foods, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2023	2022
Assets
Current assets:
Cash	$7,615,630	5,146,616
Accounts receivable, net of allowance for credit losses of $224,433 and $113,383 as of December 31, 2023 and 2022, respectively	1,775,756	2,592,757
Inventories, net	6,945,028	6,284,665
Prepaid expenses	845,878	1,816,889
Total current assets	17,182,292	15,840,927

Property, plant and equipment, net	46,408,540	46,841,749
Right-of-use asset, net	108,469	--
Goodwill	1,917,356	1,917,356
Other non-current assets	169,685	171,029

Total asset	$65,786,342	$64,771,061

Liabilities and Stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$10,887,730	$8,711,002
Due to related parties	7,825,790	8,325,791
Line of credit	--	630,000
Convertible notes payable, current portion	47,300,000	24,800,000
Notes payable, current portion, net of unamortized loan costs	681,121	--
Operating lease liability, current portion	43,794	--
Finance leases payable, current portion	565,353	552,379
Total current liabilities	67,303,788	43,019,172

Line of credit	--	10,000,000
Convertible note payable, net of current portion	3,000,000	3,000,000
Notes payable, net of current portion	13,509,189	--
Operating lease liability, net of current portion	71,119	--
Finance leases payable, net of current portion	1,683,308	2,194,876
Deferred tax liability	1,566,233	1,917,356
Total liabilities	87,133,637	60,131,404

Stockholders’ (deficit) equity:
Common stock, no par value	--	--
Additional paid-in capital	44,118,081	42,625,786
Accumulated deficit	(65,465,376)	(37,986,129)
Total stockholders’ (deficit) equity	(21,347,295)	4,639,657

Total liabilities and stockholders’ (deficit) equity	$65,786,342	$64,771,061

See accompanying notes.

Borealis Foods, Inc. and Subsidiaries
Consolidated Statements of Operations

	Years Ended December 31,
	2023	2022
Revenues, net	$29,984,968	$25,296,594

Cost of goods sold	31,288,687	32,367,494
Gross loss	$(1,303,719)	$(7,070,900)

Selling, general and administrative expenses	18,645,431	15,991,560

Loss from operations	$(19,949,150)	$(23,062,460)

Other income (expense):
Loss on disposal of assets	$(962,665)	--
Gain on sale of asset	--	50,000
Other income, net	373,120	1,945
Interest expense	$(7,276,583)	$(3,215,822)
Total other income (expense)	$(7,866,128)	$(3,163,877)

Net loss before income taxes	$(27,815,278)	$(26,226,337)

Income tax benefit (expense)	336,031	$(55,588)

Net Loss	$(27,479,247)	$(26,281,925)

See accompanying notes.

Borealis Foods, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ (Deficit) Equity
Years Ended December 31, 2023 and 2022

	Class A Common Stock		Class B Common Stock		Class C Common Stock		Class D Common Stock		Additional
	Number of	Common	Number of	Common	Number of	Common	Number of	Common	Paid-In	Accumulated
	Shares	Stock	Shares	Stock	Shares	Stock	Shares	Stock	Capital	Deficit	Total
Balance at December 31, 2021	100,000,000	--	52,137,499	--	6,345,000	--	--	--	39,788,546	(11,704,204)	28,084,342
Expense related to stock options (Note 9)	--	--	--	--	--	--	--	--	514,489	--	514,489
Issuance of Class B common stock (Note 1)	--	--	3,871,250	--	--	--	--	--	2,322,751	--	2,322,751
Net loss	--	--	--	--	--	--	--	--	--	(26,281,925)	(26,281,925)
Balance at December 31, 2022	100,000,000	--	56,008,749	--	6,345,000	--	--	--	42,625,786	(37,986,129)	4,639,657
Expense related to stock options (Note 9)	--	--	--	--	--	--	--	--	492,295	--	492,295
Issuance of Class B common stock (Note 1)	--	--	1,109,025	--	--	--	--	--	1,000,000	--	1,000,000
Net loss	--	--	--	--	--	--	--	--	--	(27,479,247)	(27,479,247)
Balance at December 31, 2023	100,000,000	$--	57,117,974	$--	6,345,000	$--	--	$--	$44,118,081	$(65,465,376)	$(21,347,295)

Class A shares, no par value, unlimited number of shares authorized
Class B shares, no par value, unlimited number of shares authorized
Class C shares, no par value, unlimited number of shares authorized
Class D shares, no par value, unlimited number of shares authorized

Shares of Class A, Class B, Class C, and Class D common stock have identical rights.

See accompanying notes.

Borealis Foods, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(27,479,247)	(26,281,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of assets	962,665	--
Gain on sale of asset	--	(50,000)
Non-cash compensation expense related to stock options	492,295	514,489
Common stock issued to marketing representative	1,000,000	--
Depreciation and amortization	3,936,655	3,451,405
Amortization of loan costs	121,496	--
Provision for credit losses	111,050	113,383
Provision for inventory reserve	(11,367)	(607,326)
Deferred income taxes	(351,123)	--
Changes in operating assets and liabilities:
Accounts receivable	705,951	(1,572,354)
Inventories	(648,996)	421,338
Operating lease	6,444	--
Prepaid expenses and other	972,355	(1,505,248)
Accounts payable and accrued expenses	2,176,727	1,462,771
Net cash used in operating activities	(18,005,095)	(24,053,467)

Cash flows from investing activities
Proceeds from sale of property, plant and equipment, net	--	50,000
Purchases of property, plant and equipment, net	(4,466,111)	(3,379,324)
Net cash used in investing activities	(4,466,111)	(3,329,324)

Cash flows from financing activities
Net payments (to) from related parties	(500,000)	3,703,504
Proceeds on common stock subscriptions	--	1,000,000
Proceeds from convertible notes payable	27,000,000	24,800,000
Payments on convertible notes payable	(4,500,000)	(156,000)
Proceeds from notes payable	15,000,000	--
Payments on loan fees	(931,186)	--
Payments on finance leases payable	(498,594)	(353,448)
Net change in line of credit	(10,630,000)	630,000
Net cash provided by financing activities	24,940,220	29,624,056

Net change in cash	2,469,014	2,241,265
Cash, beginning of year	5,146,616	2,905,351
Cash, end of year	7,615,630	5,146,616
Supplemental cash flow data
Cash paid during the year for:
Interest	2,912,879	3,104,939
Non-cash investing and financing activities
Conversion of notes payable into Class B shares	--	2,322,751

See accompanying notes.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies

The accompanying unaudited condensed consolidated financial statements include the financial statements of Borealis Foods, Inc. (“Borealis”), and its subsidiaries: Palmetto Gourmet Foods Inc. (“PGF”), Palmetto Gourmet Foods Real Estate I, Inc. (“PGF RE I”), and Palmetto Gourmet Foods Real Estate II, Inc. (“PGF RE II”) (collectively the “Company”).

Borealis, a Canadian corporation, is a food technology integrator that focuses on developing high-quality, affordable, sustainable, and nutritious ready-to-eat meals. A mission-driven entity, the Company is committed to leveraging its products to address national and global food security and nutrition challenges.

PGF is a growth-stage food manufacturing company specializing in the production of sustainable, nutritious, and affordable ramen noodles. PGF has invested significant time and resources in developing its proprietary recipes and fabricating production equipment to meet stringent product specifications.

PGF RE I and PGF RE II are holding companies that rent their fixed assets to PGF.

Intercompany balances and transactions have been eliminated in consolidation.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company suffered recurring losses from operations through December 31, 2023 that raised substantial doubt about its ability to continue as a going concern.

The Company was in a net loss position and had negative cash flows from operations for the years ended December 31, 2023 and 2022. Additionally, the Company had total current debt obligations of approximately $56,443,000 as of December 31, 2023 compared to total cash of $7,615,000.

In February 2024 the Company completed a business combination with Oxus Acquisition Corp (“OXUS”) resulting in approximately $50,300,000 of convertible debt converting to equity (Note 10). Also, the Company expects lower operating expenses in 2024 with the completion of the merger as the Company incurred approximately $5,414,000 of transaction related costs in 2023.

Substantial doubt continues to exist about the ability of the Company to continue as a going concern within one year from April 1, 2024, the date that the consolidated statements were available to be issued.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and the Company’s functional currency is the US Dollar. Certain prior period amounts have been reclassified to conform to current-period presentation.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company classifies all highly liquid securities with stated maturities of three months or less from the date of purchase as cash equivalents.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. The cost of raw materials is determined using the first-in, first-out method. The cost of finished goods is measured at weighted average cost.

A reserve is recorded for any food inventory that is expired (or expected to expire before sale) and any raw materials for projects that have been discontinued.

Prepaid Expenses

Prepaid expenses include approximately $846,000 and $1,817,000 composed primarily of deposits on inventory purchases and property, plant and equipment purchases as of December 31, 2023 and 2022, respectively.

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost. For financial statement purposes, depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Building and improvements	10-30 years
Furniture, fixtures and equipment	3-12 years

Construction in progress includes the cost of property, plant and equipment being constructed or otherwise not yet in service. Costs include materials, labor, capitalized interest, engineering and testing costs, and other costs necessary to get the assets ready for their intended use.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Loan Costs

The costs of obtaining equipment leases and debt issuance costs are amortized over the term of the respective obligation, using the straight-line method. GAAP requires that the effective yield method be used to amortize debt issuance costs; however, the effect of using the straight-line method is not materially different from the results that would have been obtained under the effective yield method. Amortization of loan costs is included as a component of interest expense in the accompanying consolidated statements of operations. Loan costs are shown as reduction of related debt balances for financial presentation.

Goodwill

The Company’s goodwill resulted from a prior year acquisition. Goodwill is not amortized but is reviewed annually for impairment or more frequently as events or circumstances indicate its carrying amount may not be recoverable. No impairment losses were recorded for the years ended December 31, 2023 and 2022.

Amounts Due to Related Parties

During 2022, amounts due to two related parties totaling $2,322,751 were converted to 3,871,250 Class B shares. Amounts due to related parties (Company stockholders and entities controlled by Company stockholders) at December 31, 2023 and December 31, 2022 totaling $7,325,790 are due on demand and bear interest at 10% annually. A note payable to Roya Foods, Inc. (a stockholder) totaled $500,000 and $1,000,001 at December 31, 2023 and 2022, respectively, and bears interest at 10% annually. The note matures on December 31, 2024.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Revenue and Cost Recognition and Accounts Receivable

The Company’s revenue is primarily generated from the sale of food products. These sales contain a single performance obligation. Revenue is recognized at a point in time and the Company recognizes revenue upon shipment of goods when ownership, risk, and rewards transfer to the customer. Certain of the Company’s contracts with customers include variable consideration consisting of payment discounts and promotions. These programs include rebates, temporary on-shelf price reductions, off-invoice discounts, retailer advertisements, product coupons, slotting fees and other trade activities. Provision for discounts and incentives are recorded in the same period in which the related revenues are recognized. Gross revenues for the years ended December 31, 2023 and 2022 were approximately $31,377,000 and $27,432,000 respectively.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Revenue and Cost Recognition and Accounts Receivable (continued)

Total payment discounts and promotions were approximately $1,392,000 and $2,135,000, resulting in net revenues of approximately $29,985,000 and $25,297,000 for the years ended December 31, 2023 and 2022, respectively.

The Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. The incremental cost to obtain contracts was not material.

Accounts receivable related to product sales typically have payment terms of 30 days. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The allowance for credit losses reflects the Company’s estimate of probable losses related to its accounts receivable. Collections from customers are continuously monitored and an allowance for credit losses is maintained based on historical experience adjusted for current conditions and reasonable forecasts taking into account geographical and industry-specific economic factors. The Company also considers specific customer collection issues. Since the Company’s accounts receivable are largely similar, the Company evaluates its allowance for credit losses as one portfolio segment. At origination, the company evaluates credit risk based on a variety of credit quality factors including prior payment experience, customer financial information, credit ratings, probabilities of default, industry trends and other internal metrics. On a continuing basis, data for each major customer is regularly reviewed based on past-due status to evaluate the adequacy of the allowance for credit losses; actual write-offs are charged against the allowance.

The Company incurred significant production training and inventory waste expenses in 2023 and 2022, totaling approximately $2,727,000 and $12,184,000 respectively, due to PGF adding production capabilities during both years. During 2023 and 2022, the Company capitalized approximately $0 and $5,568,000 respectively, of these expenses as part of equipment costs. During 2023 and 2022, the Company included approximately $2,727,000 and $6,616,000 respectively, in selling, general and administrative expenses in the accompanying consolidated statements of operations as it was not directly attributable to finished goods production.

The Company’s cost of goods sold represent materials, direct labor costs, and allocated overheads associated with the sale of finished goods to customers.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Advertising

Costs associated with advertising are expensed as incurred and are included in selling, general and administrative expenses. Advertising costs expensed in 2023 and 2022 were approximately $2,238,000 and $127,000 respectively.

In April 2023, the Company entered into a multi-year agreement for a marketing representative to assist in the recipes for three co-branded private label ramen noodles as well as be utilized in marketing of the Company for their name, image, likeness and voice. This agreement includes a service fee, an investment stake in the Company, and a royalty agreement on future co-branded sales. The service fee under this agreement is expensed on a straight-line basis under the terms of the contract. Prepayments made under the agreement are included in prepaid expenses. No sales subject to the royalty agreement were made for the year ended December 31, 2023. The marketing representative has a world-wide reputation within the gourmet food industry. We believe this agreement will allow us to increase our presence in the ramen noodle market.

Research and Development Costs

Research and development costs have been expensed in the period incurred. Research and development costs consist primarily of personnel and related expenses for our research and development staff, including salaries, benefits, share-based compensation, scale-up expenses, depreciation and amortization expenses on research and development assets, and facility lease costs. Scale-up expenses include material waste costs, production personnel costs, and related expenses. Research and development efforts are focused on enhancements to our existing product formulations and production processes in addition to the development of new products. The Company expects to continue investing in research and development over time, as research and development and innovation are core elements of our business strategy, and the Company believes they represent a critical competitive advantage. The Company believes continued innovation will capture a larger share of consumers through additional revenue streams. Research and development expenses for the years ended December 31, 2023 and 2022 were approximately $460,000 and $0, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Business Development Costs

Business development expenses include all costs associated with directly growing and expanding a business segment, such as advertising, market research, and training. These costs include staff salaries, travel expenses, and consulting expenses that the Company incurs while searching for new opportunities and maintaining current relationships. Business development expenses for the years ended December 31, 2023 and 2022 were approximately $819,000 and $0, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Transaction Costs

On February 23, 2023, the Company signed a definitive business combination agreement with Oxus Acquisition Corp. (“Oxus”). In connection with this agreement, the Company has incurred transaction costs of approximately $5,414,000 and $0 for the years ended December 31, 2023 and 2022, respectively. Transaction costs have been expensed as incurred and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. The transaction closed on February 7, 2024. See subsequent events (Note 10) for additional details.

Concentration of Risk

The Company maintains cash balances at financial institutions in excess of federally insured limits. The Company has not experienced any losses related to these balances. The Federal Deposit Insurance Corporation insures eligible accounts up to $250,000 per depositor at each financial institution. The Company holds cash at well-known banks and does not believe that it is exposed to any significant credit risks on its cash.

The Company extends unsecured credit to its customers in the ordinary course of business. Payment terms are generally net 30 days with discounts amounting up to 2% for early payments. Accounts receivable are written off when they are determined to be uncollectible based on the financial stability of its customers and existing economic conditions.

Sales to one customer accounted for approximately 57% and sales to two customers accounted for approximately 72% of net revenues for the years ended December 31, 2023 and 2022, respectively. Accounts receivable from two customers amounted to approximately 50% and 83% of total accounts receivable as of December 31, 2023 and 2022, respectively. Substantially all of the Company’s 2023 and 2022 sales occurred in the United States and Canada.

Purchases from 10 vendors accounted for approximately 50% and 59% of purchases during 2023 and 2022, respectively. Accounts payable to these vendors totaled approximately $430,000 and $2,565,000 as of December 31, 2023 and 2022, respectively.

Fair Value Measurements

In accordance with US GAAP, the Company defines fair value as the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date. US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued)

market participants would use in pricing the asset or liability based on the best information available.

In accordance with US GAAP, the Company defines fair value as the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date. US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1:	Observable inputs, such as quoted market prices in active markets for the identical asset or liability that are accessible at the measurement date.

Level 2:	Inputs, other than quoted market prices included in Level 1, that are observable either directly or indirectly for the asset or liability.

Level 3:	Unobservable inputs that reflect the entity’s own assumptions about the exit price of the asset or liability. Unobservable inputs may be used if there is little or no market data for the asset or liability at the measurement date.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company does not have assets measured at fair value on a recurring basis. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, and accounts payable approximate their fair values due to the short-term nature of these instruments.

There is no material difference between the carrying amounts and fair values of the Company’s debt obligations, including due to related parties, notes payable, line of credit, lease liabilities and convertible notes payable, as interest rates approximate current market rates for similar types of debt instruments (Level 2).

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued)

Disclosures about the fair value of financial instruments are based on pertinent information available to management as of December 31, 2023 and 2022. Although management is not aware of any factors that would significantly affect the reasonableness of the fair value amounts, such amounts were not comprehensively revalued for purposes of these consolidated financial statements for the years ended December 31, 2023 and 2022, and current estimates of fair value may differ significantly from the amounts presented herein.

Stock Based Compensation

The Company accounts for its stock-compensation arrangements at fair value in accordance with ASC 718 – Compensation – Stock Compensation. Compensation cost relating to share-based payment transactions is recognized in the Company’s consolidated financial statements based on the estimated fair value of the instruments issued. The Company measures the cost of employees’ services in exchange for stock awards based on the grant-date fair value of the award using the Black Scholes model and recognizes the cost over the period the employee is required to provide services for the award, which is the vesting period. The Company accounts for forfeitures as they occur.

Recently Adopted Accounting Pronouncements

On January 1, 2023, the company adopted ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized costs, including trade receivables, loan receivables, and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected using an allowance for credit losses. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The provisions of this ASU are intended to enhance the transparency and decision usefulness of income tax disclosures to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The standard is effective for annual periods beginning after December 15, 2024 with early adoption permitted. The Company does not expect the impact of the adoption of this ASU to be material to its consolidated financial statements or disclosures.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

1. Description of Business and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

Management does not believe that any other recently issued accounting standards that are not yet effective are likely to have a material impact on the Company’s consolidated financial statements.

2. Accounts Receivable Financing Agreement

During a portion of 2023 and 2022, PGF had a purchase agreement with a financial institution to sell (factor) its accounts receivable from certain customers, with recourse. When invoices were factored, the financial institution advanced 80% of the balance of the customer’s accounts receivable to PGF. For any receivables not collected by the financial institution, PGF paid 1.25% interest for each 15-day period not collected with an additional 1% for each 10-day period not collected for invoices exceeding 90 days of the invoice date, up to the amount factored. The Company was contingently liable for approximately $0 and $1,642,000 of factored accounts receivable as of December 31, 2023 and 2022, respectively. Total interest expense recognized in 2023 and 2022 relating to this arrangement was approximately $218,000 and $582,000 respectively. During 2023, this purchase agreement was terminated and the Company was no longer contingently liable as the amounts outstanding were paid off.

3. Inventories, net

Inventories were as follows:

	December 31,
	2023	2022
Raw materials	$5,190,811	$4,397,272
Finished goods	1,942,850	2,087,393
Reserve for obsolete inventory	(188,633)	(200,000)
	$6,945,028	$6,284,665

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

4. Property, Plant and Equipment, net

Property, plant and equipment were as follows:

	December 31,
	2023	2022
Building and improvements	$10,108,917	$10,108,915
Furniture, fixtures and equipment	42,594,605	40,938,289
Construction in progress	5,078,103	3,517,418
	57,781,625	54,564,622
Less, accumulated depreciation	$(11,373,085)	$(7,722,873)
	$46,408,540	$46,841,749

Depreciation and amortization expense recorded in 2023 and 2022 was approximately $3,937,000 and $3,451,000, respectively, which is included as a component of cost of goods sold.

During the years ended December 31, 2023 and 2022, interest capitalized to property, plant and equipment under construction was approximately $266,000 and $849,000, respectively.

5. Debt

During 2022, the Company entered into a $630,000 revolving line of credit facility with a financial institution. Interest accrues at 5.75% annually on the outstanding balance and there is a 1.75% monthly administrative fee calculated using the highest outstanding advance during the applicable monthly period. The line of credit facility is collateralized by substantially all of PGF RE II’s assets. There was approximately $630,000 outstanding under this line of credit facility at December 31, 2022. Effective May 31, 2023, the Company has paid in full the balance at December 31, 2022 of approximately $630,000 and the credit facility was subsequently terminated.

In 2022, the Company issued $20,000,000 of convertible notes payable that, after an extension was negotiated, mature in February 2024 (unless converted) and bear interest at 10% annually. On or before the earlier of the maturity date or a “qualified financing event”, as defined in the note agreements, the outstanding principal and interest may be converted, at the option of the holder, into common shares of the Company. The number of shares of common stock received in the conversion will equal the quotient of (i) the outstanding principal and interest as of the date immediately before the completion of the qualified financing event, divided by (ii) an amount equal to the “valuation cap” divided by the “fully diluted basis” (terms as defined in the agreements) and discounted by five (5%) percent. The notes were converted into equity with the consummation of the business combination with Oxus.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

5. Debt (continued)

In 2022, the Company issued $4,800,000 in convertible notes payable. During 2023, $4,500,000 of these notes matured without conversion and were repaid by the Company. The remaining $300,000 of convertible notes payable bear interest at 10% annually and, after an extension was negotiated, mature in February 2024 (unless converted). The outstanding principal and interest under the remaining convertible notes may be converted, at the option of the holder, into the same equity as issued upon the Company’s issuance of preferred or common stock of at least $10,000,000 (“qualified financing event”), either as a single round or a lead round, at 80% of the per share price paid during the qualified financing event. The notes were converted into equity with the consummation of the business combination with Oxus.

In 2023, the Company issued $27,000,000 of convertible notes payable, of which $27,000,000 matures in 2024 (unless converted) and bear interest at 10% annually. On or before the earlier of the maturity date or a “qualified financing event”, as defined in the note agreements, the outstanding principal and interest may be converted, at the option of the holder, into common shares of the Company. The number of shares of common stock received in the conversion will equal the quotient of (i) the outstanding principal and interest as of the date immediately before the completion of the qualified financing event, divided by (ii) an amount equal to the “valuation cap” divided by the “fully diluted basis” (terms as defined in the agreements) and discounted by five (5%) percent. The notes were converted into equity with the consummation of the business combination with Oxus.

In 2021, the Company issued a $3,000,000 convertible note that matures in 2026 (unless converted) and bears interest at 3% annually. Accrued interest is payable monthly. The outstanding principal and interest under the convertible note may be converted, at the option of the holder, into the same equity as issued upon the Company’s issuance of preferred or common stock of at least $10,000,000 (“qualified financing event”), either as a single round or a lead round, at 85% of the per share price paid during the qualified financing event.

If a qualified financing event occurs during the term of the convertible notes and the holders elect to not convert the note, the note will no longer be convertible and the outstanding principal and interest will become due on the maturity date.

If no qualified financing event occurs as of the maturity date of the note or a sale of Borealis Foods, Inc. is consummated (subject to the definitions outlined in the convertible note agreement), the holders may elect for the total principal and interest to become due or convert the note into Class C common stock of Borealis Foods, Inc. at a conversion price equal to the quotient of nine times earnings before interest, taxes, depreciation, and amortization divided by the aggregated number of outstanding common shares of Borealis Foods, Inc. at the maturity date.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

5. Debt (continued)

During 2021, the Company entered into a $10,000,000 revolving line of credit facility with a financial institution. Interest accrues at 10% annually on the outstanding balance and 1% annually on the unused portion of the facility. Effective December 31, 2022, this revolving line of credit facility was reduced to $8,000,000 and the interest rate was increased to 12%, effective as of May 1, 2023. The line of credit facility is collateralized by substantially all of the Company’s assets. The line of credit was paid in full and terminated on August 10, 2023.

On August 10, 2023, the Company entered into a $25,000,000 financing agreement with a maturity date in August 2026. Under this agreement, the Company has a $15,000,000 term facility which was used to pay off the existing line of credit. Principal payments of $83,000, plus accrued interest, are due monthly beginning in March 2024 with a lump sum payment of $12,500,000 due at maturity. Interest accrues at the prime rate plus an applicable margin of 4.75% annually on the outstanding balance. In conjunction with this agreement, loan fees of approximately $931,000 were capitalized in 2023. Amortization expense of approximately $121,000 was recorded on these fees in 2023.

In addition to the term facility, the Company obtained a $10,000,000 line of credit to fund working capital needs in support of its growth strategy. Interest accrues at the prime rate plus the applicable margin of 4.50%. Interest is due and payable monthly beginning in September 2023. The line of credit includes an unused line fee of 0.25% per annum beginning on closing date through six months and increases to 0.50% per annum thereafter. As of December 31, 2023 this line of credit had $0 drawn upon it.

Debt balances outstanding as of December 31, 2023 are due as follows: $48,300,000 in 2024; $1,000,000 in 2025; and $16,000,000 in 2026.

6. Income Taxes

The Company accounts for income taxes using the liability method. Deferred income tax assets and liabilities are determined based on differences between the financial statement and income tax basis of the respective assets and liabilities, using enacted tax rates in effect for the years when the differences are expected to reverse.

Borealis is taxed under Canadian tax laws at a rate of 26.5%. Borealis does not file a consolidated tax return. PGF, PGF RE I, and PGF RE II (the “United States subsidiaries”) are taxed as C corporations, with a statutory rate of 21%.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

6. Income Taxes (continued)

For the years ended December 31, 2023 and 2022, the benefit (provision) for income taxes consisted of the following:

	2023	2022
Current:
United States	$(15,092)	$(27,737)
Foreign		(27,851)
	(15,092)	(55,588)
Deferred:
United States	$(13,593,974)	$(6,160,797)
Foreign	$(1,218,393)	$(411,981)
Valuation allowance for unrealizable net deferred tax assets	15,163,490	6,572,778
	351,123	--

Benefit (Provision) for income taxes	$336,031	$(55,588)

Deferred income tax assets are recognized to the extent it is probable that the temporary differences and unused net operating tax losses will be realized. The realization of deferred income tax assets is reviewed each reporting period and includes the consideration of historical operating results, projected future taxable income (exclusive of reversing temporary differences and carryforwards), the scheduled reversal of deferred income tax liabilities, and potential tax planning strategies.

At December 31, 2023 and 2022, deferred income tax assets and liabilities consisted of the following:

	2023	2022
Net operating losses carried forward	$18,480,361	$12,826,929
Other deferred tax assets	371,565	216,293
Deferred income tax assets	18,851,926	13,043,222

Property, plant and equipment	(5,254,669)	(3,560,082)
Deferred income tax liabilities	(5,254,669)	(3,560,082)

Valuation allowance for unrealizable net deferred tax assets	(15,163,490)	(11,400,496)

Net deferred income taxes	$(1,566,233)	$(1,917,356)

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

6. Income Taxes (continued)

Due to net operating losses, the Company was in a net deferred tax asset position, but because of the uncertainty of realization, the Company has fully reserved the net deferred income tax asset as of December 31, 2023.

The effective income tax rate differs from the federal statutory income tax rate for 2023 and 2022 as follows:

	2023	2022
Tax (benefit) at the statutory rate	21.00%	21.00%
State rate (net of federal benefit)	2.50%	3.60%
Change in valuation allowance for net deferred taxes	(26.7)%	(25.1)%
Foreign tax rate difference	2.00%	0.30%
All other	0%	0%
Effective rate	(1.2)%	(0.2)%

PGF, PGF RE I, and PGF RE II (United States subsidiaries) had net operating loss carryforwards of approximately $18,480,000 for federal and state income tax reporting purposes at December 31, 2023. Net operating loss carryforwards for federal income tax purposes do not expire under United States tax laws. Net operating loss carryforwards for state income tax reporting purposes begin to expire in 2039.

Transactions for which tax deductibility or the timing of tax deductibility is uncertain are analyzed by management based on their technical merits. The Company recognizes accrued interest and penalties, if any, related to unrecognized tax benefits in income taxes. Management has determined that the Company does not have any uncertain tax positions or associated unrecognized tax benefits that materially impact the consolidated financial statements or related disclosures. As a result, at December 31, 2023 and 2022, the Company did not have a liability for unrecognized tax benefits, interest or penalties under United States or Canadian tax law. The Company paid no penalties during 2023 and 2022.

The Company files income tax returns in the Canadian and U.S. federal jurisdictions, and in South Carolina. The Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2020. There are no tax examinations currently in progress.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

7. Leases

The Company leases certain manufacturing equipment and office space from third-parties. The determination of whether an arrangement is a lease is made at the lease’s inception. In accordance with US GAAP, a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. The Company accounts for leases based on their classification as operating leases or finance leases as prescribed by US GAAP.

Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term, and lease obligations represent the Company’s obligation to make lease payments over that term. ROU assets and lease obligations are recognized at the lease commencement date based on the present value of lease payments calculated using the implicit rate when it is readily determinable. In the absence of an implicit rate, management may use the Company’s incremental borrowing rate based on the information available at lease commencement. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised.

ROU assets are recorded net of accumulated amortization of approximately $1,154,000 at December 31, 2023. The Company recognized approximately $482,000 and $288,000 of interest expense on its financing lease obligations during the years ended December 31, 2023 and 2022, respectively.

For the years ended December 31, 2023 and 2022, the company recognized rent expense associated with leases as follows:

	2023	2022
Operating lease cost:
Fixed rent expense	$51,088	--
Finance lease cost:
Amortization of ROU assets	636,034	517,624
Net lease cost	$687,122	$517,624
Lease cost - SG&A	$51,088	--
Lease cost - Depreciation and Amortization	636,034	517,624
Net lease cost	$687,122	$517,624

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

7. Leases (continued)

ROU assets and lease liabilities consist of the following as of December 31, 2023:

	2023	2022
Operating leases - ROU assets:
Operating lease, ROU assets, gross	$179,849	$-
Accumulated amortization	(71,380)	-
Operating leases - ROU assets, net	$108,469	$-

Operating lease liabilities:
Operating leases, current portion	$43,794	$-
Operating leases, non-current portion	71,119	-
Total operating lease liabilities	$114,913	$-

Finance leases, ROU assets:
Property and equipment, gross	$3,180,169	3,180,169
Accumulated depreciation	(1,153,657)	(517,624)
Finance leases, ROU assets, net	$2,026,512	2,662,545

Finance lease liabilities:
Finance leases payable, current portion	$565,353	$552,379
Finance leases payable, non-current portion	1,683,308	2,194,876
Total finance lease liabilities:	$2,248,661	$2,747,255

Future minimum payments due under operating and finance leases as of December 31, 2023 consisted of the following:

	Operating	Finance
Years Ending December 31,	Leases	Leases
2024	$53,335	$982,642
2025	54,050	850,506
2026	22,521	824,488
2027	--	550,873
Total	129,906	3,208,509
Less: effect of discounting	(14,993)	(959,848)
Lease liability recognized	$114,913	$2,248,661

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

7. Leases (continued)

As of December 31, 2023 the weighted average remaining lease term and weighed average discount rate for finance leases was 3.14 years and 18.53%, respectively.

As of December 31, 2023 the weighted average remaining lease term and weighed average discount rate for operating leases was 2.4 years and 10.00%, respectively.

8. Contingencies

From time to time, the Company is involved in legal proceedings in the normal course of business. Management does not believe that the final resolution of any such legal proceedings will have a material effect on the consolidated financial position or results of operations of the Company.

9. Stock Option Plan

During 2022, the Company created a stock option plan (the “Plan”) that provides for the granting of options to certain employees for the purchase of the Company’s class D common stock. The Plan provides for the grant of stock options for eligible employees as determined by the Board of Directors and does not guarantee employment rights. As of the year ended December 31, 2023, the Company has granted options to purchase 3,666,426 shares of the Company’s common stock at an exercise price of $0.0001 per share. The weighted-average grant date fair values of options granted was $0.60 per share. The fair values of the stock-based awards granted were calculated with the following assumptions:

Risk-free interest rate	1.73 - 3.81%
Expected term (years)	5 - 10
Expected volatility	80.00%
Dividend yield	0.00%

For the years ended December 31, 2023 and 2022, the Company recorded approximately $492,000 and $514,000, respectively, of stock-based compensation expense. As of December 31, 2023, there was approximately $1,210,000 in total unrecognized compensation expense related to non-vested employee stock options granted under the Plan, which is expected to be recognized over a term of five to ten years.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

9. Stock Option Plan (continued)

Stock option activity for the years ended December 31, 2023 and 2022 is summarized as follows:

	Shares	Weighted Average Exercise Price	Weighted Remaining Contractual Life (Years)
Options outstanding at December 31, 2021	--	--	--
Granted	3,468,760	0.0001	--
Exercised	--	--	--
Expired or forfeited	--	--	--

Options outstanding at December 31, 2022	3,468,760	0.0001	9.03
Granted	227,666	0.0001	--
Exercised	--	--	--
Expired or forfeited	(30,000)	--	--

Options outstanding at December 31, 2023	3,666,426	0.0001	8.10
Options exercisable at December 31, 2023	384,760	0.0001	8.49
Options expected to vest at December 31, 2023	3,281,666	0.0001	8.05

As of December 31, 2023, a total of 3,666,426 time-based options had been granted, of which 384,760 are fully vested and 3,281,666 fully vest after 5 years of service.

10. Subsequent Events

The Company evaluated events and transactions after December 31, 2023 through April 1, 2023, the date the consolidated financial statements were available to be issued, for subsequent events requiring disclosure in these financial statements. The Company identified the following subsequent events:

In January 2024, the Company issued a $3,000,000 convertible note payable that matures in 2024 (unless converted) and bears interest at 10% annually. Accrued interest is payable upon maturity, or converted into equity. The convertible note may be converted into securities, at the option of the holder, based upon a formula considering the outstanding principal and interest and the Company’s value, including a valuation cap. The note was subsequently converted as referenced below.

Borealis Foods, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

10. Subsequent Events (continued)

On February 7, 2024 (the “Closing Date”), Borealis Foods Inc., a corporation incorporated under the laws of Canada (“Borealis”), Oxus Acquisition Corp., a Cayman Islands exempted company (“Oxus”), and 1000397116 Ontario Inc., an Ontario corporation and a wholly owned subsidiary of Oxus (“Newco”), consummated the transactions (collectively, the “Transaction”) contemplated by the Business Combination Agreement, dated as of February 23, 2023, by and among Borealis, Oxus, and Newco (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”) by means of a statutory arrangement (the “Arrangement”) under the Canada Business Corporations Act and the Business Corporations Act (Ontario), implemented in accordance with the terms and conditions set forth in the Business Combination Agreement.

Pursuant to the terms of the Business Combination Agreement, among other things: (i) Oxus domesticated and continued as a corporation under the laws of Ontario, Canada (“New Oxus”); and (ii) pursuant to the Plan of Arrangement, (a) Newco and Borealis amalgamated (the “Borealis Amalgamation”, and the amalgamated corporation resulting therefrom, “Amalco”), with Amalco surviving the Borealis Amalgamation as a wholly-owned subsidiary of New Oxus; and (b) following the Borealis Amalgamation, New Oxus and Amalco amalgamated (the “New Borealis Amalgamation,” and together with the Borealis Amalgamation, the “Amalgamations,” and the corporation resulting therefrom, “New Borealis,” as a corporation amalgamated under the Business Corporations Act (Ontario)), with New Borealis surviving the New Borealis Amalgamation. New Borealis will continue under the name “Borealis Foods Inc.”

In connection with the Transaction, New Oxus issued an aggregate of 21,378,890 common shares of New Oxus (“New Oxus Common Shares”), which, upon completion of the New Borealis Amalgamation, survived and continued as common shares of New Borealis (the “New Borealis Common Shares,” and the holders thereof upon completion of the Transaction, the “New Borealis Shareholders”).

Upon the closing of the Transaction (the “Closing”), the following occurred:

1)	The common shares of Borealis (“Borealis Common Shares”) were exchanged for shares of New Borealis Common Shares equal to the quotient of (a) $150,000,000 minus Borealis’ Closing Net Indebtedness, as agreed to by the parties, of $17,000,000, which equals $133,000,000, divided by (b) $10.00 (the “Aggregate Transaction Consideration”).

2)	Each Borealis Common Share was exchanged for 0.0661 of a New Borealis Common Share, which is equal to the quotient obtained by dividing the Aggregate Transaction Consideration by the aggregate number of Borealis Common Shares issued and outstanding immediately prior to the Borealis Amalgamation.

3)	As of the Closing Date, the Aggregate Transaction Consideration was 13,300,000 New Oxus Common Shares, and was based on 201,206,834 Borealis Common Shares issued and outstanding, with an exchange rate of 0.0661, which the process is described in the final prospectus and definitive proxy statement, dated January 16, 2024 (the “Proxy Statement/Prospectus”) filed by Oxus with the Securities and Exchange Commission (the “SEC”).

As a result of the consummation of the business combination agreement, $50,300,000 of outstanding convertible debt, plus accrued interest on the debt of $4,064,766, was converted into equity of New Borealis.

As part of the business combination agreement, significant transaction costs were incurred by the Company. Notes payable of $13,035,374 were issued for the debt and mature in 2025. Interest on the notes accrue at 0% - 10% annually.